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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated August 22, 1996 (except for Note 10 as to which the date is January 30, 1998) relating to the financial statements of Omni Travel Service, Inc., which appears in such Prospectus, and to the reference to us under the heading "Experts" in the Prospectus, which is also part of this Registration Statement.

Nardella & Taylor
Lexington, Massachusetts
June 3, 1998